Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-578) of Allmerica Financial Corporation of our report dated June 24, 2003 relating to the financial statements of The Allmerica Financial Agents' Retirement Plan, which appears in this Form 11-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
June 24, 2003